Exhibit 99.3

TO OUR SHAREHOLDERS

July 20, 2021

A lot has happened since the company last reported financials for the quarter ending July 31, 2018. Here are some of the highlights that we are proud of:

Successful Restructuring and Highlights

Beginning in 2019, ProBility Media Corp went through a restructuring to eliminate non-performing divisions and excess corporate overhead. Compared to our last public filing in 2018, management successfully retired or settled over $8.1 million in debt, reducing its debt by over 56%.

For fiscal year ending May 31, 2020, we successfully turned an operating profit of $321,549 compared to an accumulated loss of over $12.9 million through April of 2018 and $6.5 million in the three months between February and April 2018. Management’s efforts eliminated a run rate of over $12 million in annual operating losses to an operating profit. Despite the implications surrounding COVID-19and forced shutdowns, we still managed to generate an operating profit of $87,844.

Our CFO resigned in early 2019 and our President, Noah Davis, assumed the role without the need to hire an additional executive. We removed majority of our subsidiary management in 2019 and reduced overhead dramatically. These efforts allowed us to sustain a period of reduced revenue during COVID-19 for two of our subsidiaries North American Crane Bureau (NACB) and Disco Learning Media (Disco) that rely heavily on revenue from training within large corporations.

In late 2019, we began an aggressive switch from physical classes at its existing locations to to a virtual class setting. In March 2020, ProBility was prepared to handle the increase of 500% attendance in virtual programs. The focus on virtual programs and digital marketing lead us to expand our programs offered to over 15 states in the United States.

In recent months, NACB and Disco have returned to pre-COVID-19 revenue. NACB has emerged as one of the few remaining crane, hoist and safety training providers in the United States. Demand for our programs and services have increased to the point that additional trainers had to be added to accommodate the increase in corporate training. NACB is poised to grow substantially over the next few years as we are able to offer new programs, superior training with reduced competition. We are proud to be celebrating our 35th year anniversary. Our clients appreciate the longevity and credibility of NACB’s brand, NACB is in the process of beginning new significant relationships with large Fortune 500 corporations. We are very excited about our growth in the coming year. We have even started receiving inquiries from our international partners in Europe and South America as well as their countries opening post COVID-19.

One Exam Prep benefited substantially from the change during COVID-19 to a virtual format. Virtual class attendance increased over 500% and it passed the mark of over 50,000 students taught in multiple contractor specialties. One Exam has expanded its online programs by adding over 200 new courses over the past 18 months.

At Disco Learning Media, we recently reiterated a strong recovery post COVID-19 including the addition of new relationships with CPS Energy, the largest public power, natural gas and electric company in the United States.

Through Disco we expect to expand our relationship with the State of Texas and University of Texas in 2021. Disco has enjoyed a strong relationship with Itron Inc as it continues its contract through 2024. We expect 2022 to be a banner year for Disco as we close in on various contracts, we had been close to signing prior to COVID-19. We believe Disco will continue to add support to ProBility’s additional subsidiaries as we connect our relationships with public and private institutions into additional services provided by One Exam and NACB.

As we embark on a new trajectory coming out of this restructuring, we are excited about how we are positioned as a company to increase our footprint in the vocational trades industry and grow through both our sales and marketing efforts and strategic acquisitions.

Sincerely,

ProBility Media Management

PROBILITY MEDIA CORP

PROBILITY MEDIA CORP

CONSOLIDATED BALANCE SHEETS

MAY 31, 2021 AND MAY 31, 2020

(Unaudited)

	May 31, 2021	May 31, 2020

ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$233,148	$314,168
Receivables, net	47,311	53,431
Inventory	334,354	338,936
Other Current Assets	133,838	105,302
Total Current Assets	$748,651	$811,837

Property, Plant and Equipment, net	141,835	143,320
Intangible Assets, net	207,571	207,571
Security Deposit	29,975	19,948
Goodwill	2,026,255	2,077,661
Other Assets	58,129	58,129
Total Fixed Assets	$2,463,765	$2,506,629

TOTAL ASSETS	$3,212,416	$3,318,466

CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	176,941	244,260
Short Term Borrowings/Lines of Credit	737,927	626,733
Other Current Liabilities	1,297,703	402,920
Total Current Liabilities	$2,212,571	$1,273,912

Long Term Liabilities
Notes Payable	1,902,965	875,376
Convertible Notes Payable	2,769,407	4,796,323
Shareholder Advance	11,392	13,392
Total Long-Term Liabilities	$4,683,764	$5,685,091

TOTAL LIABILITIES	$6,896,335	$6,959,003

Stockholders’ Deficit
Additional Paid in Capital	2,141,941	2,221,002
Capital Stock	4,129	4,129
Treasury Stock	(376,000)	(376,000)
Accumulated Deficit	(5,453,989)	(5,489,668)
Total Stockholders’	$(3,683,919)	$(3,640,537)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,212,416	$3,318,466

Common stock, $.001 par value, 5,000,000,000 shares authorized,

2,559,893,315 shares issued and outstanding

PROBILITY MEDIA CORP

CONSOLIDATED STATEMENT OF OPERATIONS

MAY 31, 2021 AND MAY 31, 2020

(Unaudited)

	May 31, 2021	May 31, 2020

Revenue	$6,383,304	$7,642,786
Cost of Sales	(2,225,992)	(3,144,149)
Gross Profit	$4,157,312	$4,498,637

Operating Expenses
Selling, General & Administrative	(4,016,577)	(4,074,088)
Amortization	(51,406)	(97,925)
Depreciation	(1,485)	(5,075)
Total Operating Expenses	$(4,069,468)	$(4,177,088)
Operating Income (Loss)	$87,844	$321,549

Other Income (Expense)
Interest Expense	(269,518)	(564,087)
Other Expenses	(32,008)	(10,382)
Other Income	11,080	165,153
Total Other Income (Expenses)	$(290,446)	$(409,316)

Net Income (Loss) before taxes	(202,602)	(87,767)
Income Tax Expense	—	—
Net Gain/Loss	$(202,602)	$(87,767)

Earnings (Loss) per Share	(0.000037)	(0.000037)

Weighted Average Common Shares Outstanding	2,379,630,815	2,379,630,815

PROBILITY MEDIA CORP

CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY

MAY 31, 2021 AND MAY 31, 2020

(Unaudited)

		Additional
	Common	Paid in	Retained	Treasury
	Stock	Capital	Earnings	Stock	Total

Balance May 31, 2020	$2,559,893	$2,221,002	$(5,489,668)	$(308,000)	$(1,016,773)
$.001 par value, 5,000,000,000 shares authorized, 2,559,893,315 shares issued and outstanding
Net Income (Loss)	—	—	(202,602)	—	$(202,602)
Common Stock Issued	—	—	—	—	$—
Additional Paid in Capital	—	(79,061)	—	—	$(79,061)
Treasury Stock	—	—	—	—	$—
Retained Earnings	—	—	238,281	—	$288,281
Balance May 31, 2021	$2,559,893	$2,141,941	$(5,543,989)	$(308,000)	$(1,084,773

Common Stock $.001 par value, 5,000,000,000 shares authorized, 2,559,893,315 shares issued and outstanding

PROBILITY MEDIA CORP

CONSOLIDATED STATEMENT OF CASH FLOWS

MAY 31, 2021 AND MAY 31, 2020

(Unaudited)

	May 31, 2021	May 31, 2020

OPERATING ACTIVITIES
Net Income/(Loss)	$(202,602)	$(87,767)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and Amortization	(52,891)	(97,925)
Other Income	11,080	165,153
Interest Expense	(269,518)	(564,087)
Changes in operating assets and liabilities:
Accounts Receivable	6,120	719,469
Inventory	4,582	965,996
Security Deposit	10,027	(7,500)
Prepayments & Other Current Assets	(28,536)	78,378
Accounts Payable & Accrued Liabilities	(67,318)	62,459
Contingent Liabilities	—	(420,000)
Other Liabilities	894,783	(998,615)
Interest Paid	(127,498)	(229,497)
Net Cash generated from / (used in) operating activities	$178,229	$(413,936)

Cash Flows from Investing Activities:
PP&E purchases/(disposal)	—	89,510
Net Cash used in investing activities	$—	$ 89 ,510

Cash Flows from Financing Activities:
Short term borrowings	111,194	472,373
Additional Paid in Capital	(79,061)	(665,235)
Proceeds from convertible notes payable	(1,316,974)	856,658
Payments to shareholder loan	(2,000)	(4,521)
Proceeds from notes payable	1,027,592	392,749
Net Cash provided by financing activities	$(259,249)	$579,650

Net change in cash	(81,019)	255,224
Cash at beginning of period	314,167	58,943
Cash at end of period	$233,148	$314,167

PROBILITY MEDIA CORP

Notes to the Unaudited Consolidated Financial Statements

MAY 31, 2021 AND MAY 31, 2020

(Unaudited)

Consolidated net sales for the year ending May 31, 2021 were $6,383,304, a decrease of $1,259,482 as compared to the year ending May 31, 2020. Sales in our One Exam Prep (OEP) company were lower by $666,172 and sales in our North American Crane Bureau (NACB) Business were also lower by $403,766, Disco Learning Media (Disco) sales were lower by $189,544.

One Exam Prep’s sales decrease was due to the release of the 2020 National Electrical Code which generated an additional $1.3 million in sales that occur once every three years. These sales increased the year ending May 31, 2020. One Exam Prep’s core business grew by approximately $625,000 due to increased virtual classes. Sales decreased at NACB due to the Covid-19 restrictions that closed many of our customers’ facilities, suspending many of our training programs. Disco sales were also lower due to contracts being put on hold because of COIVD-19.

Consolidated cost of sales for the year ending May 31,2021 were $918,157 lower than cost of sales for the year ending May 31, 2020 due to the decrease in consolidated net sales. Cost of sales in One Exam Prep decreased $648,694 while cost of sales in NACB decreased $124,234, and cost of sales in our Disco division decreased by $145,228. OEP’s cost of sales decreased due to decreased book sale revenue from the National Electrical Code. NACBs cost of sales decreased due to COVID-19 shutdowns and less training revenue. Cost of sales for Disco decreased due to the pause on several contracts. As a result of the above sales and cost of sales factors, our overall gross profit rate for the year ending May 31, 2021 was 65.13% compared to 58.86% for the year ended May 31, 2020.

Selling, general and administrative expenses increased by $57,512 for the year ending May 31, 2021 as compared to the year ended May 31, 2020.

Inventory remained approximately the same for the year ended May 31, 2021 compared to the prior year. Accounts receivable remained approximately the same for the year ending May 31, 2020 compared to the prior year.

Accounts Payable and short-term borrowings increased by $43,875 for the year ending May 31, 2021 compared to the prior year.

Other current liabilities increased by $894,783 for the year ending May 31, 2021 compared to the prior year. The Paycheck Protection Program (PPP) loans allowed the company to overcome periods of inactivity while maintaining operations and employee retention during COVID-19. As of May 31, 2021 none of the PPP loans were forgiven due to our lenders not yet submitting our paperwork to the Small Business Administration for forgiveness.

Long term notes payable increased by $1,027,589 in the year ending May 31, 2021 compared to the prior year as a result of Economic Injury Disaster loans (EIDL) the subsidiaries were able to obtain. These 30-year loans enabled the company to make additional payments towards debt obligations and the reduction in convertible notes payable.

Convertible notes payable decreased by $2,026,916 or 42.25% for the year ending May 31, 2021 compared to the prior year as a result of several settlements with large convertible note holders for reduced settlement amounts and fixed payments.

(1) NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Nature of Operations— ProBility Media Corp (ProBility) is principally engaged as a Vocational Education, Publishing, Training and Technology (EdTech) company in the business of education and training for a wide range of industrial trades. The Company utilizes innovation through technology to educate, train and continually develop skill sets for skilled trades such as electricians, plumbers, crane operators, riggers, HVAC, construction, and contractor certification among many others. ProBility is disrupting the way industrial education and training are delivered by replacing conventional methodologies with online programs in all 50 states. The Company offers over 500 e-Learning courses serving numerous state certifications.

b) Principles of Consolidation— ProBility has direct control of certain operating companies that have been deemed to be subsidiaries within the meaning of accounting principles generally accepted in the United States of America. Accordingly, the financial statements of such companies have been consolidated with Monarch’s financial statements. All significant intercompany transactions have been eliminated in consolidation.

We use the equity method to account for investments in companies if the investment provides the ability to exercise significant influence, but not control, over operating and financial policies of the companies in which we invest. Investments accounted for under the equity method are recorded initially at cost and subsequently adjusted for our share of the net income or loss and cash contributions and distributions to or from these entities. Our proportionate share of the net income or loss of these companies is included in consolidated net income.

c) Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d) Cash Equivalents—The Company considers all liquid funds in checking and savings bank accounts to be cash equivalents. As of May 31, 2021 and 2020, cash equivalents consisted of checking accounts with various banks.

e) Receivables—Accounts receivable are stated at the amount billed to customers. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable are ordinarily due 30-60 days after the issuance of the invoice. Accounts past due are considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

As of May, 2021 and May 31, 2020, the Company had no customers that comprised more than ten percent (10%) of total outstanding accounts receivable.

f) Inventories—Inventories of books are recorded at the lower of cost or market on a last-in, first-out (LIFO) basis.

g) Property, Plant and Equipment— Property, plant and equipment are stated at cost of acquisition. The Company records depreciation, depletion and amortization related to equipment purchased through acquisition of its subsidiaries; those related to general operations are recorded in Selling, General and Administrative

Expenses; and those related to non-operational activities are in Other, net on the Consolidated Statements of Income.

h) Revenue Recognition—The Company records revenue from the sale of training services, content production, books and courses sold, following delivery of the products or services to customers, which is the point in time when the Company’s performance obligation with the customer is satisfied. In the event the Company receives advance payment on orders, we defer revenue recognition until the product is delivered.

i) Cost of Sales—The Company considers all production and shipping costs, inbound freight charges, purchasing and receiving costs, inspection costs, and warehousing costs as cost of sales.

j) Selling, General and Administrative Expenses—Selling, general and administrative expenses consist of sales personnel salaries and expenses, promotional costs, accounting and IT personnel salaries and expenses, general support staff salaries and expenses, director and administrative officer salaries and expenses, legal and professional expenses and other expenses related to overall corporate costs.

k) Other, net—Other, net contains miscellaneous nonoperating income (expense) items including interest income, interest expense, gains (losses) on sale of equity investments, and unrealized gains (losses) on equity investments.

l) Earnings per Share—Basic earnings per share is based on the weighted average common shares outstanding during each year. Diluted earnings per share are based on the weighted average common and common equivalent shares outstanding each year. ProBility has no common stock equivalents and therefore does not report diluted earnings per share. The weighted average number of shares outstanding was 2,559,893,315 in 2021, and 2,559,893,315 in 2020.

m) Taxes Collected from Customers and Remitted to Governmental Authorities—Taxes collected from customers and remitted to governmental authorities are presented in the accompanying consolidated statements of income and tax remitted in cost of sales.

n) Intangibles - Goodwill and Other—Goodwill represents the excess of cost over the fair value of net assets of businesses acquired. Goodwill acquired in a purchase business combination is not amortized but is tested for impairment on an annual basis. The Company performed a qualitative assessment of its goodwill during the fourth quarter of 2021 and determined that its goodwill is not impaired and therefore no impairment was required.

Subsequent Events

On July 1, 2021 ProBility entered into a settlement agreement with BHP Capital NY Inc, a convertible debt holder. The settlement agreement satisfied two notes, a note for $89,175 dated September 21, 2018 and a portion of a note purchased from Cavalry from the note date of January 19, 2018. These amounts did not include penalties and interest. The parties agreed to a full release of outstanding debt held by BHP for the issuance of 54,791,506 shares of common stock as full settlement of these notes.

On July 7, 2021 ProBility entered into a settlement agreement with King Cash for $90,000, a debt holder with a $154,989.50 balance in which Company was in default. $55,000 was paid as a down payment and $5,000 per month will be paid for seven months.

Forgiven PPP Notes Payable

In June 2020, various entities in ProBility had their loans forgiven from the Small Business Administration PPP Program. $620,200 in PPP loans were forgiven. The remaining amount owed of $397,792 is not yet due to be forgiven. We will apply for forgiveness at the appropriate time.